UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 17, 2006

LINEAR TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-14864	94-2778785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630 McCarthy Boulevard
Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 432-1900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously disclosed in the Company’s proxy statement for its 2006 Annual Meeting of Stockholder, Leo McCarthy, a member of the Company’s Board of Directors since 1994, will not stand for reelection at the 2006 Annual Meeting due to health reasons.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 17, 2006, the Board of Directors of the Company adopted resolutions to amend Article III, Section 3.2 of the Company’s Bylaws, effective as of the election of directors at the Company’s Annual Meeting of Stockholders on November 1, 2006, to provide that in the future the size of the Board of Directors will be as determined by the Board by resolution from time to time. Previously, Section 3.2 of the Bylaws provided for a specified number of directors -- six in the present case. As a result, changes in the size of the Board necessitated an amendment of the Bylaws.

Concurrently with adopting resolutions to amend the Bylaws, the directors adopted resolutions setting the size of the Board at five members, effective as of the amendment of the Bylaws.

A copy of the bylaws, to be effective November 1, 2006, is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

3.1	Bylaws, as amended and restated effective as of November 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINEAR TECHNOLOGY CORPORATION

By:
Paul Coghlan Vice President, Finance and Chief Financial Officer

Date: October 17, 2006

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws, as amended and restated effective as of November 1, 2006

Exhibit 3.1

BYLAWS